EXHIBIT 99.1


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                       KI EQUITY PARTNERS I, LLC ("BUYER")

                                       AND

                           DAVID J. CUTLER ("SELLER")

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EXHIBIT 99.1








                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                       KI EQUITY PARTNERS I, LLC ("BUYER")

                                       AND

                           DAVID J. CUTLER ("SELLER")








                           DATED AS OF MARCH 16, 2005



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                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 16, 2005, by and between KI Equity Partners, LLC, a Delaware limited liability company (the "Buyer"), and David J. Cutler, an adult resident of the State of Colorado (the "Seller").


                                    RECITALS

         A. Seller owns 14,400,000 shares of the common stock of Multi-Link Telecommunications, Inc., a Colorado corporation ("Company"), which shares represent approximately 72.4% of the outstanding shares of common stock of the Company as of the date hereof.

         B. Buyer desires to purchase 13,074,204 shares of common stock of the Company owned by Seller ("Shares"), and Seller desires to sell the Shares to Buyer, on the terms and conditions hereinafter set forth.

         C. Buyer further desires to purchase certain promissory notes issued by the Company to Seller in the aggregate principal amount of $147,153.25 ("Notes"), which such Notes are convertible into 6,628,978 shares of common stock of the Company ("Conversion Shares"), and Seller desires to sell the Notes to Buyer, on the terms and conditions hereinafter set forth.



         NOW, THEREFORE, in consideration of the above recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               SALE AND PURCHASE

         1.1 Sale and Purchase. At the Closing and subject to and upon the terms and conditions of this Agreement, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase from Seller, the Shares and the Notes. As of Closing, the Shares shall constitute not less than 65.7% of the outstanding shares of common stock of the Company. The sale and purchase of Shares and the Notes contemplated hereunder shall be referred to herein as the "Transaction".

         1.2 Closing. Unless this Agreement shall have been terminated pursuant to Article IX hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Buyer at a time and date to be specified by the parties, which shall be no later than the one business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").


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         1.3 Purchase Price. The aggregate purchase price for the Shares shall be Two Hundred Fifty Two Thousand Eight Hundred Forty Six Dollars and Seventy Five Cents ($252,846.75) ("Share Purchase Price"), and the aggregate purchase price for the Notes shall be One Hundred Forty Seven Thousand One Hundred Fifty Three Dollars and Twenty Five Cents ($147,153.25) ("Note Purchase Price"). The sum of the Share Purchase Price and the Note Purchase Price shall herein be collectively referred to as the "Purchase Price" At Closing, Buyer shall pay to Seller the Purchase Price.

         1.4 Delivery of Certificates Representing the Shares; Assignment of Notes. At Closing, Seller shall deliver the certificate(s) representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with a medallion signature guarantee from a national bank and in a form otherwise acceptable to Transfer Agent (as defined herein) and with (i) all such other documents as may be required to vest in Buyer good and marketable title to the Shares free and clear of any and all Liens (as defined in Section 2.3 hereof), and (ii) all necessary stock transfer and any other required documentary stamps. At Closing, Seller shall deliver to Buyer the original Notes together with an assignment of the Notes, duly executed by Seller, in a form acceptable to Buyer.

         1.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Shares, Seller will take all such lawful and necessary action.

         1.6 Escrow. Notwithstanding any provision of this Agreement to the contrary, the Closing of the Transaction contemplated hereunder shall be completed in escrow, with Michael A. Littman, Esq., acting as escrow agent (the "Escrow Agent"), and shall take place at his office and any funds and all documents delivered in escrow shall be held and disposed of by the Escrow Agent in accordance with the terms and provisions of a certain escrow agreement by and among Seller, Buyer and Escrow Agent, in substantially the form attached hereto as Exhibit A (the "Escrow Agreement") and this Agreement. The Escrow Agreement shall be executed and delivered by Seller, Buyer and Escrow Agent (as defined below). In furtherance of the foregoing, the following shall apply:

                  (a) In lieu of delivering the Purchase Price to Seller as provided for in Section 1.3, Buyer shall deliver or cause to be delivered, at or prior to Closing, to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, the aggregate amount of $400,000 representing the Purchase Price.

                  (b) In lieu of delivering to Buyer certificates for the Shares and the original Notes provided for in Section 1.4, Seller shall deliver or cause to be delivered to Escrow Agent, at or prior to Closing, for deposit into escrow pursuant to the Escrow Agreement, certificate(s) registered in the name of the Seller representing the Shares, accompanied by stock powers duly endorsed in blank with a medallion signature guarantee by a national bank, and the original Notes together with a duly executed acceptable assignment. Prior to or


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at Closing, Seller shall also deliver to Escrow Agent certificates registered in the name of the Seller representing an additional 600,000 shares of the Company's common stock ("Escrow Shares"), together with stock powers duly endorsed in blank with medallion signature guarantee, to be deposited in escrow and held in accordance with Section 1.6(c) below.

                  (c) At such time as all of the conditions precedent to Closing under Article VII hereof have been satisfied by the respective parties, and no party shall be in breach of any term, warranty, representation, covenant or agreement applicable to it or him, and each party shall have made all deliveries required by each of them under this Agreement, the parties hereto shall provide written notice to Escrow Agent directing that the funds and documents deposited in escrow be disposed of in accordance with the Escrow Agreement and the terms of this Agreement; provided, however, that the Escrow Agent shall retain the Escrow Shares in escrow to satisfy any indemnification obligations of Seller under Section 8.2 hereof and under the Assumption Agreement (as defined in Sec-tion 7.3(d) hereof) ("Indemnity Escrow"). On the date forty-five (45) days following the Closing Date, to the extent that the Indemnity Escrow has not been and is not the subject of an indemnification claim under Section 8.2 hereof or under the Assumption Agreement, the Indemnity Escrow shall be released to the Seller.

                  (d) Buyer agrees to wire transfer a total sum of $30,000 (the "Deposit") to Escrow Agent upon execution and delivery of this Agreement and the Escrow Agreement, with the Deposit to be held in escrow in accordance with the terms and conditions set forth in this Agreement and the Escrow Agreement. The Deposit shall be refunded and paid to Buyer in the event that the Transaction fails to close for any reason (other than solely as a result of Buyer's failure to satisfy the conditions precedent to Closing that are applicable to it under
Section 7.2 or as a result of a material breach or inaccuracy of any representation, warranty, agreement or covenant by Buyer under this Agreement). The Deposit shall be paid to Seller in the event that the Transaction fails to close solely as a result of Buyer's failure to satisfy the conditions precedent to Closing that are applicable to it under Section 7.2 or solely as a result of a material breach or inaccuracy of any representation, warranty, agreement or covenant by Buyer under this Agreement.




                                   ARTICLE II


         REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO SELLER

         Seller hereby represents and warrants to, and covenants with, Buyer as follows:

        2.1 Ownership of Shares and Notes. Seller is both the record and beneficial owner of the Shares and the Notes. True, complete and accurate copies of the Notes, including any and all amendments thereto, are attached hereto as
Schedule 2.1.

         2.2 Authority of Seller. Seller has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which Seller has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Seller's obligations hereunder and thereunder, without the need for any authorization, consent, order, permit, or approval of any kind. The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated hereby (including the


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Transaction) have been duly and validly authorized by all necessary action on the part of Seller, and no other actions or proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which the Seller is a party or is bound or to which any of the properties or assets of Seller are subject, or any federal, state, local, municipal, foreign or other law or regulation, or result in the creation of any Lien (as defined in Section 2.3) on the Shares or the Notes. This Agreement, and each ancillary document to be executed and delivered by the Seller at the Closing, has been duly executed and delivered by the Seller, and this Agreement constitutes, and each ancillary document, when executed and delivered by the Seller will constitute, the Seller's legal, valid and binding obligation, enforceable against the Seller in accordance with its terms.

        2.3 Title To Shares and Notes. Seller has and shall transfer to Buyer at the Closing, good and marketable title to the Shares and Notes, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens"). The Notes are assignable by their terms, are immediately convertible at Closing, at the election of the holder thereof, subject only to an increase in the Company's authorized shares of common stock, into the Conversion Shares without further payment or consideration by the holder, and the entire principal balance under the Notes remains due and payable to holder as of the Closing. Seller has not and will not, directly or indirectly, assign or otherwise transfer his right to receive all or any portion of any amount which may become payable pursuant to this Agreement or any ancillary document or any interest therein.

        2.4 Approvals and Consents. The execution and delivery of this Agreement by Seller does not, and the performance of his obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity") or any other person, except for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.


                                   ARTICLE III



        REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO COMPANY

         Seller hereby represents and warrants to, and covenants with, Buyer, as follows:

         3.1      Organization and Qualification.

                  (a) Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Colorado.


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The Company is duly qualified to conduct its business in each state, province and/or jurisdiction listed on Schedule 3.1 hereof. Company has timely filed, and paid any fees or charges required under, any annual corporate or information report ("Annual Report") required to be filed by it in each state, province or jurisdiction in which it is required to make such filing or payment. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of Company, as amended and currently in effect, and each Annual Report have been heretofore delivered to Buyer. Company is not in violation of any of the provisions of the Company's Charter Documents.
                  (b) The minute books of Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stock-holders ("Corporate Records"). Copies of such Corporate Records of Company have been heretofore delivered to Buyer.

                  (c) The stock ownership records of Company contain true, complete and accurate records of the ownership of the Company's capital stock ("Stock Records"). Copies of such Stock Records have been heretofore delivered to Buyer by the Company's transfer agent, Computershare Trust company, Inc. ("Transfer Agent").

         3.2 Subsidiaries. Except as set forth in Schedule 3.2, the Company will have no subsidiaries at Closing. All operating business activities of the Company have been conducted by or through one or more of the former subsidiaries of Company, and the Company has, since its inception, only acted as a holding company.

         3.3      Capitalization.

                  (a) The authorized capital stock of Company consists of 20,000,000 shares of common stock, no par value ("Company Common Stock") and 5,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). At the close of business on the business day prior to the date hereof, (i) 19,886,935 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Preferred Stock were issued and outstanding; (iii) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to employees of Company or other parties ("Company Stock Options"), (iv) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock ("Company Warrants"), except for 100,000 shares of common stock reserved for issuance under warrants to purchase common stock at an exercise price in excess of $14.00 per share, which expire June 30, 2005, and (v) no shares of Company Common Stock were reserved for issuance upon the conversion of the Company Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). There are no outstanding stock options, warrants or convertible securities (other than the Notes), and there are no agreements or commitments obligating the Company to issue or grant any stock options, warrants or convertible securities. All outstanding shares of Company Common Stock and the Notes have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set


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forth in any applicable contracts. The Notes are assignable, have been validly issued by the Company and constitute a binding obligation of the Company in accordance with the terms set forth therein, are convertible into the Conversion Shares, and, upon conversion of the Notes and without any further payment by the holder thereof, the Conversion Shares upon issuance by the Company will be duly authorized, validly issued, fully paid and nonassessable. (b) Except as set forth in Section 3.3(a) hereof, there are no equity securities, or similar ownership interests of any class of any equity security of Company, or any securities exchangeable or convertible into or exercisable for such equity securities, or similar ownership interests, issued, reserved for issuance or outstanding, and there are no subscriptions, options, warrants, equity securities, or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of Company or obligating Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

                  (c) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company is a party or by which Company is bound with respect to any equity or debt security of any class of the Company.

         3.4 Compliance. Company has complied with, is not in violation of, any laws, rules or regulations of any Governmental Entity including, without limitation, any and all applicable securities laws, environmental laws, and laws regarding hazardous substances and wastes, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company. Company is not in default or violation of any term, condition or provision of any applicable Charter Documents.

         3.5 Financial Statements; Filings. Company has made available to Buyer each report and statement filed by Company with any Governmental Entity (the "Company Reports"), which are all the forms, reports and documents required to be filed by Company with any Governmental Entity, and such Company Reports are true, correct and complete. Company has provided to Buyer a correct and complete copy of the consolidated annual financial statements (including, in each case, any related notes thereto) of Company for the prior three (3) fiscal years ended, which financial statements comply as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, have been prepared in accordance with the generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), have been audited by and contain the unqualified opinion of a certifying accountant registered with the Public Company Accounting Oversight Board ("PCAOB"), and each fairly presents in all material respects the consolidated financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated. Company has provided to Buyer a correct and complete copy of the consolidated quarterly financial statements (including, in each case, any related notes thereto) of


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Company for the prior three (3) fiscal years and interim quarterly periods ended since the last fiscal year end, which financial statements comply as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), have been reviewed by a certifying accountant registered PCAOB, and each fairly presents in all material respects the consolidated financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company.

         3.6 No Liabilities. Except as set forth in Schedule 3.6 hereto (each of which shall be paid or satisfied in full at or prior to Closing), the Company has no debts, liabilities, obligations, contracts, guaranties or commitments (absolute, accrued, known or unknown, contingent or otherwise) of any kind or nature.

         3.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 3.7 hereto or as disclosed in Company Reports filed prior to the date hereof, since December 31, 2004, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's capital stock, or any purchase, redemption or other acquisition of any of Company's capital stock or any other securities of Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Company's capital stock, (iv) any granting by Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, (v) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of Company, (vii) any issuance of capital stock of Company, or (vii) any revaluation by Company of any of its respective assets, other than in the ordinary course of business.

         3.8 Litigation. Except as disclosed in Schedule 3.8 hereto, there are no claims, suits, actions or, to the best knowledge of Seller, proceedings pending or threatened against Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

         3.9 Employee Benefit Plans. The Company has no employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company or any Subsidiary, with respect to which Company has liability (collectively, the "Plans"). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to the Seller, any stockholder, director, employee or consultant of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.


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         3.10     Taxes.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes imposed upon the Company and each of its Subsidiaries, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

                  (b) Tax Returns and Audits.  Except as set forth in Schedule
3.10 hereto:

                        (i) Company has filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. Company has paid all Taxes shown to be due on such Returns.

                       (ii) All Taxes that Company is required by law to with-hold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                      (iii) Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company, nor has Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                       (iv) No audit or other examination of any Return of Company by any Tax authority is presently in progress, nor has Company been notified of any request for such an audit or other examination.

                        (v) No adjustment relating to any Returns filed by Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

                       (vi) Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on Company's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Company in the ordinary course of business, none of which is material.

         3.13 Brokers; Third Party Expenses. The Company and Seller have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

         3.14 Agreements, Contracts and Commitments. Except as set forth in
Schedule 3.14, the Company is not a party to any contracts, agreements, leases,

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mortgages, indentures, note, bond, guaranty, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral ("Contracts"). True, correct and complete copies of each Contract (or written summaries in the case of oral Contracts) have been heretofore delivered to Buyer.

         3.15 Interested Party Transactions. Except as set forth in the Schedule
3.15 hereto or disclosed in the Company Reports filed prior to the date hereof, no employee, officer, director or 5% or more stockholder of Company or a member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Company, and (iii) for other employee benefits made generally available to all employees, and all related party transactions between such persons and the Company have been fully and properly disclosed in the Company Reports.

         3.16 Investment Company Act. The Company is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is Company otherwise subject to regulation thereunder. Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. The Company is not a "blank check company" as defined under the Securities Act and the regulations thereunder.

         3.17 Officers and Directors. During the past five year period, to Seller's knowledge, no current or former officer or director of Company has been the subject of:

                  (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

                  (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations or driving while intoxicated or driving under the influence);

                  (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

                             (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;


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                             (ii) Engaging in any type of business practice; or

                             (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                  (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                  (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

                  (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

         3.18 Over-the-Counter Bulletin Board Quotation. The Company's common stock is quoted by one or more market makers on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Sellers' knowledge, threatened against the Company by NASDAQ or the National Association of Securities Dealers ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of the Company's common stock on the OTC BB. There is no action pending or threatened, to Sellers' knowledge, by any market maker in the Company's common stock to discontinue their market making activities with respect thereto.

         3.19 Exchange Act Compliance. The Company is in full compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act. The shares of the Company's common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in full compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

         3.20 Representations and Warranties Complete. The representations and warranties of Seller included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.


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                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to, and covenants with Seller, as follows:

         4.1 Authority Relative to this Agreement. Buyer has full power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Buyer's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by Seller, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         4.2 Required Filings and Consents. The execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder.

         4.3 Brokers. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.4 Acquisition of Shares for Investment. Buyer is, or each of Buyer's members are, an "accredited investor," as such term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder, Buyer is purchasing the Shares for Buyer's own account, for investment purposes, in Buyer's name and solely for Buyer's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other Person. Buyer understands and agrees that the Shares being acquired pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred ("Transfer"), except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which shall to be established to the satisfaction of the Company at or prior to the time of Transfer.

         4.5 Representations and Warranties Complete. The representations and warranties of Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                    Article V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Seller shall cause the Company, except to the extent that the Buyer shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Cooperation. Following the Closing, Seller agrees to cooperate with the Company and Buyer, and provide any information and documentation reasonably requested by the Company, the Buyer or their advisors, to allow the Company to continue to file its Company Reports (or any amendments thereto) in a timely manner, to allow the Company to comply with the reporting requirements of the Exchange Act, to allow the Company to provide market makers with the information required to file a Form 211 to obtain or maintain a quotation on the over-the-counter market, and to allow the Company to prepare and file any U.S., state and local income tax returns.

         6.2 Other Actions. Seller and Buyer shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including completing the due diligence investigation, preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and obtaining as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby.

         6.3   Confidentiality; Access to Information.

                  (a) Each party agrees to maintain and hold in strict confidence any material, non-public information provided by the other party in connection with transactions contemplated hereunder.

                  (b) Seller shall afford Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Closing to obtain all information concerning the business, including financial condition, properties, results of operations and personnel of Company, as Buyer may reasonably request. No information or knowledge obtained by Buyer in any investigation pursuant to this Section 6.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

         6.4 No Solicitation. Other than with respect to the Transaction, the Seller agrees that he shall not, and shall direct and use his reasonable best efforts to cause his agents and other representatives (including any investment banker, attorney or accountant retained by the Company) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer relating to a "going public" or reverse merger transaction, the sale or transfer of the Shares whether by sale, merger, share exchange or otherwise, or any recapitalization of the Company.

         6.5 Public Disclosure. Buyer and Seller will consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Transaction or this Agreement and will not issue any such press release or make any such public statement prior to such consultation. The Seller shall be responsible for the timely filing of Schedule 13D or 13G with the SEC, with respect to Seller's holding in the Company, in connection with the execution of this Agreement and the consummation of the transactions hereunder.


                                   Article VII

                          CONDITIONS TO THE TRANSACTION

         7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company has material operations relating to the transactions contemplated hereby will have expired or terminated.

                  (b) 14f-1 Stockholder Notice. At Closing, the Company shall have filed an information statement, in form acceptable to Buyer, with the SEC and shall have mailed the same to each of the stockholders of Company, all in compliance with the provisions under Rule 14f-1 under the Exchange Act ("Information Statement").



         7.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

                  (a) Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. Seller shall have received a certificate with respect to the foregoing signed by Buyer ("Buyer Closing Certificate").

                  (b) Agreements and Covenants. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Buyer) does not, or will not, constitute a Material Adverse Effect with respect to Buyer taken as a whole, and Seller has received Buyer Closing Certificate to such effect.

                   (c) Other Deliveries. At or prior to Closing, Buyer shall have delivered: (i) the Purchase Price to the Escrow Agent, (ii) copies of resolutions and actions taken Buyer's board of managers in connection with the approval of this Agreement and the transactions contemplated hereunder to Seller, and (iii) such other documents or certificates as shall reasonably be required by Seller and their counsel in order to consummate the transactions contemplated hereunder.

         7.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                  (a) Representations and Warranties. Each representation and warranty of Seller contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Buyer shall have received a certificate with respect to the foregoing signed on behalf of Seller with respect to the warranties and representations made by Seller under this Agreement ("Seller Closing Certificate").

                  (b) Agreements and Covenants. Seller shall have performed or complied in all material respects, caused the Company to satisfy or comply, with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company or Seller) does not, or will not, constitute a Material Adverse Effect on Company, and Buyer shall have received the Seller Closing Certificate to such effect.

                  (c) Absence of Liabilities. At Closing, Company shall have no debts, liabilities, obligations, contracts, guaranties or commitments (absolute, accrued, known or unknown, contingent or otherwise) of any kind or nature.

Seller shall have delivered to Buyer all documentation reasonably requested by Buyer with respect to the payment, settlement, release or cancellation of any obligation, liability, debt, contract, commitment or guaranty of the Company.

                  (d) Assumption Agreement. Prior to Closing, Seller and the Company shall have executed and delivered an agreement, duly authorized and approved by the Company's board of directors and stockholders (if required), under which the Company shall transfer all of its interests in each of the Subsidiaries to Seller in exchange for Seller's assumption of all known and unknown liabilities and obligations of the Company and Seller's release of all claims of any kind that Seller may have against the Company (other than with respect to the Notes) ("Assumption Agreement"). The Assumption Agreement shall be reasonably acceptable to Buyer.

                  (e) Opinion of Company's Counsel. Prior to or at Closing, the Company's legal counsel shall deliver to Buyer its opinion with respect to due authorization, approval, validity and compliance with applicable laws of all actions taken by the Company in connection with the transactions contemplated under this Agreement (including the Assumption Agreement) including compliance with all laws, regulations and rules applicable to such actions, in a form acceptable to Buyer.

                  (f) Business Records. At or prior to Closing, the Company shall have delivered to Buyer all records and documents relating to the Company, wherever located, including, without limitation, books, records, Annual Reports, Company Reports, Charter Documents, Corporate Records, Stock Records, Returns, consent decrees, orders, and correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company (collectively, "Business Records"), all of which Business Records shall be acceptable to Buyer in their sole discretion.

                  (g) Returns and Annual Reports. At or prior to Closing, the Company shall have filed any and all Returns for all periods ended on or before December 31, 2004 and all Annual Reports for any period prior to Closing, with copies of the such Returns and Annual Reports being delivered to Buyer at or prior to Closing.

                  (h) Termination of Stock Plans. At Closing, the Company shall have terminated any existing stock plan and shall have filed a post-effective amendment with the SEC withdrawing any S-8 registration statement currently effective.

                  (i) Resignations and Appointments of Company's Officers and Directors. At or prior to Closing, the Company shall have delivered to Buyer resignations, in a form and substance acceptable to Buyer, providing for the resignation of all of the current officers at Closing and the current directors of the Company effective as of the tenth (10th) day following the Company's filing and mailing of the Information Statement (the "Resignations"), and further providing for the appointment of Kevin R. Keating to serve as director, President, Treasurer and Secretary of the Company, effective as of the Closing (the "Appointments").

                  (j) Undertaking by Accountants. At or prior to Closing, Michael Johnson & Co., LLC ("Accountant") shall have delivered to Buyer and the Company, an undertaking, in a form and substance satisfactory to Buyer, provid-ing that: (i) the Accountant agrees to an engagement with Company to serve as its certified public accountants following the Closing for purposes of the Company's ongoing reporting requirements under the Exchange Act including, with-out limitation, the filing of Forms 10-Q and 10-K, at the rates and charges acceptable to the Company and Accountant, (ii) the Accountant is duly registered with PCAOB, (iii) the Accountant and the Company have obtained the consent of any prior accountants of the Company to the use of their audited financial state -ments and accompanying report in any regulatory filing by the Company prior to or following the Closing, and (iv) the Accountant has reviewed the previously filed financials statements of the Company and do not express any concern as the compliance thereof with U.S. GAAP or its ability to audit the Company's financial statements for any period after Closing ("Undertaking").

                  (k) Form 8-K at Closing. Prior to or at Closing, the Company shall have prepared, a current report on Form 8-K announcing the Closing together with allrequired pro forma financial information and other information ("Transaction 8-K"), which shall be in a form acceptable to Buyer and in a format acceptable for EDGAR filing.

                  (l) Other Deliveries. At Closing, Seller shall have delivered, or caused the Company to have delivered to Buyer or Escrow Agent: (i) certificate(s) representing the Shares and the Escrow Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with a medallion signature guarantee, (ii) the original Notes together with an assignment thereof duly executed by Seller, (iii) any and all resolutions or minutes with respect to any actions taken by the Company's board of directors or stockholders in connection with the transactions contemplated by and under this Agreement, and
(iv) such other documents or certificates as shall reasonably be required by Buyer and its counsel in order to consummate the transactions contemplated hereunder.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

         8.1 Survival. All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Exhibit or Schedule hereto or thereto or any certificate delivered at the Closing, shall survive (and not be affected by) the Closing, but all claims made by virtue of such representations, warranties, agreements and covenants shall only be made under, and subject to the limitations set forth in, this Article VIII.

         8.2 Indemnification by Seller. The Seller hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Company and Buyer (from and after the Closing) (collectively, the "Buyer Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies that exist, or that may be imposed on, incurred by or asserted against any one or more of the Buyer Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by Seller under this Agreement or the Assumption Agreement, or any statement, agreement or covenant made by Seller in or pursuant to this Agreement or the Assumption Agreement, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding relating to or arising from the ownership, operation, conduct or control of the Company or its business, or any state of facts from events occurring, prior to the Closing, which is brought or asserted against any Buyer Indemnified Party by or on behalf of any Person (including any Person who had or purports to have had any interest in the Shares or in the Company's securities), and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Buyer Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Buyer Indemnified Parties in enforcing their rights pursuant to this
Section 8.2). No demand or claim for indemnification under this Section 8.2 may be made after 11:59 p.m., Denver time, on the date two (2) years following the Closing Date.


                                   Article IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)   by mutual written agreement of Buyer and Seller; or

                  (b) by either Buyer or Seller if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable.

          9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 9.2, Section 9.3 and
Article X (General Provisions), each of which shall survive the termination of this Agreement, (ii) the provisions of Section 1.6(d) shall continue in effect and shall govern the payment and disposition of the Deposit, and (iii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

         9.3 Fees and Expenses. Except as set forth herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. Without limiting the foregoing sentence, the Seller shall pay, or cause the Company to pay, at or prior to Closing, all costs incurred by the Company and Seller in connection with this Agreement and the transactions contemplated hereunder including, without limitation, all costs associated with the preparation, filing and mailing of the Information Statement. .

         9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Buyer and Seller.

         9.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a)   if to Buyer, to:

                  Timothy J. Keating, Manager
                  KI Equity Partners I, LLC
                  5251 DTC Parkway, Suite 1090
                  Denver, Colorado 80111
                  (720) 889-0135 fax

                  (b)   if to Seller, to:

                  David J. Cutler
                  6722 Kilmer Court
                  Arvada, Colorado 80007
                  (303) 463-5416 fax

         10.2     Interpretation.

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the Company shall be deemed to include all current and former subsidiaries of the Company.

                  (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions or (c) changes affecting the industry generally in which Company or Buyer operates).

                  (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
(b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Escrow Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

         10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

               [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                            BUYER:


                            KI Equity Partners I, LLC



                            -----------------------------------------
                            Timothy J. Keating, Manager


                            SELLER:


                            ----------------------------------------
                            David J. Cutler, Individually

                                Index of Exhibits

                          Exhibit A - Escrow Agreement

                                  Schedule 3.1


The Company is duly qualified to conduct its business in each state, province and/or jurisdiction listed below:



                                    Colorado

                                  Schedule 3.2

The Company's subsidiaries are as follows:

(i)     Multi-Link Communications, Inc., a Colorado corporation
        (FEIN 84-1179417),

(ii) Hellyer Communication Services, Inc., a Colorado corporation (FEIN 84-1516155),

(iii) Multi-Link Communications, LLC, an Indiana limited liability company (FEIN 84-1516155),

(iv) One Touch Communications, Inc., a North Carolina corporation (FEIN 84-1524368),

(v)     Voicelink, Inc., a Georgia corporation (FEIN 58-1874283), and

(vi)    Voicelink of Florida, Inc., a Florida corporation (FEIN 65-0746697)


 The foregoing subsidiaries are hereinafter referred to individually as "Subsidiary" or collectively as "Subsidiaries").

Prior to Closing, the Company shall transfer all of its interests in each of the Subsidiaries to Seller in exchange for Seller's assumption of all known and unknown liabilities and obligations of the Company and Seller's release of all claims of any kind that Seller may have against the Company pursuant to the Assumption Agreement.

                                  SCHEDULE 3.3


Registration rights, voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Company is a party or by which Company is bound with respect to any equity or debt security of any class of the
Company:





                                      None.

                                  SCHEDULE 3.6



Company's debts, liabilities, obligations, contracts, guaranties or commitments (absolute, accrued, known or unknown, contingent or otherwise) of any kind or nature.



                    Business Financial Systems, Inc                    1,710.00
                    Hensley Kim & Edington, LLC                        1,112.34
                    James E Scheifley & Associates PC                  7,000.00
                    Jody M Walker                                      3,122.18
                    Michael Johnson & Co LLC                           2,000.00
                    Michael Littman                                   50,000.00
                    Multi-Link Acquisitions, LLC                       7,175.74
                                                                   -------------
                                                                      72,120.26
                                                                   =============


All of the above liabilities to be paid by Seller out of the proceeds of the Purchase Price received at Closing.

Notes payable - $147,153.25 - note to be transferred by Seller to Buyer at Closing (which note is convertible to 6,628,978 shares of the Company's common stock).

Contracts - month to month contract with Public Storage for 300 sq. feet of storage @ $187.00 per month.

                                  SCHEDULE 3.7


         Certain Changes or Events since December 31, 2004:

                                      None

                                  Schedule 3.8


         Litigation:


                                        None

                                  Schedule 3.10


Liabilities in respect of tax returns and audits:


                                      None.

                                  Schedule 3.14

Agreements, Contracts and Commitments:

Month to month contract with Public Storage for 300 sq. feet of storage @ $187.00 per month.

                                  Schedule 3.15

Interested Party Transactions


                                      None.